                                    Filed Pursuant to Rules 424(b)(3) and 424(c)
                                                      Registration No. 333-60434

                                 $1,005,000,000
                             LOWE'S COMPANIES, INC.
                     Liquid Yield Option(TM) Notes due 2021
                             (Zero Coupon - Senior)


                              --------------------
              SECOND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 20, 2002
                                       TO
                          PROSPECTUS DATED MAY 29, 2002
                              --------------------


         This Prospectus Supplement amends the table of Selling Securityholders appearing on pages 34-36 of the Prospectus dated May 29, 2002, (i) to list additional selling securityholders and (ii) to update the positions of previously disclosed selling securityholders, based on completed investor questionnaires and trade execution orders submitted to Lowe's on or before September 20, 2002.

                             SELLING SECURITYHOLDERS

         The LYONs were originally issued by us and sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by Merrill Lynch to be "qualified institutional buyers" (as defined by Rule 144A under the Securities Act). The selling securityholders (which term includes their transferees, pledgees, donees or successors) may from time to time offer and sell pursuant to this Prospectus any and all of the LYONs and the shares of common stock issuable upon conversion and/or redemption of the LYONs.

         Set forth below are the names of each selling securityholder, the principal amount of LYONs that may be offered by such selling securityholder pursuant to this Prospectus, and the number of shares of common stock into which such LYONs are convertible. Unless set forth below, none of the selling securityholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

         The following table sets forth certain information received by us on or prior to September 20, 2002. However, any or all of the LYONs or common stock listed below may be offered for sale pursuant to this Prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of LYONs or common stock that will be held by the selling securityholders upon consummation of any such sales.

--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Name                                             Aggregate       Percentage of   Common Stock Owned    Common Stock
                                                 Principal           LYONs       Prior to Conversion    Registered
                                              Amount of LYONs     Outstanding                             Hereby
                                                at Maturity
                                              that May be Sold
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Allied Irish Banks PLC                              16,874,934            1.68%                    0          277,558
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Allstate Insurance Company                             500,000            0.05%                    0            8,224
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Allstate Life Insurance Company                      4,405,000            0.44%                    0           72,453
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
AmerUs Life Insurance Company                          130,000            0.01%                    0            2,138
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Arpeggio Fund LP                                     4,500,000            0.45%                    0           74,016
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Associated Electric & Gas Insurance
Services Limited                                     1,100,000            0.11%                    0           18,092
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Bankers Life Insurance Company of New York              70,000            0.01%                    0            1,151
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
CA State Automobile Assn. Inte-Insurance             1,000,000            0.10%                    0           16,448
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Cater Allen International Limited                   11,500,000            1.14%                    0          189,152
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
CitiSam Fund-Ltd.                                    6,600,000            0.66%                    0          108,556
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Commercebank, N.A.                                  15,000,000            1.49%                    0          246,720
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Commonwealth Professional Assurance
Company, c/o Income Research & Management              540,000            0.05%                    0            8,881
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Conseco Annuity Assurance Company                    2,500,000            0.25%                    0           41,120
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Conseco Fund Group - Conseco
Convertible Securities Fund                            250,000            0.02%                    0            4,112
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Credit Industriel D'Alsace et De Lorraine            9,400,000            0.94%                    0          154,611
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Credit Suisse First Boston Corporation               1,500,000            0.15%                    0           24,672
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Deutsche Bank AG London                             17,000,000            1.69%                    0          279,616
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
EQAT/Alliance Growth Investors                       1,565,000            0.16%                    0           25,741
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Equitable Life Assurance Separate Account
-- Balanced                                             90,000            0.01%                    0            1,480
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Equitable Life Assurance Separate Account
-- Convertibles                                          1,000            0.00%                    0               16
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Excellus Health Plan; Formerly Blue
Cross/Blue Shield of Rochester,
c/o Income Research and Management                     500,000            0.05%                    0            8,224
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
GLG Market Neutral Fund                             16,000,000            1.59%                    0          263,168
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
IL Annuity and Insurance Company                     1,700,000            0.17%                    0           27,961
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
IMF Convertible Fund                                 1,600,000            0.16%                    0           26,316
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Investcorp Sam Fund Limited                          8,400,000            0.84%                    0          138,163
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
KBC Financial Products USA                           3,500,000            0.35%                    0           57,568
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Lehman Brothers Inc.                                   350,000            0.03%                    0            5,756
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Liberty View Fund LLC                                  500,000            0.05%                    0            8,224
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Liberty View Funds L.P.                              4,500,000            0.45%                    0           74,016
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Lutheran Brotherhood                                 1,500,000            0.15%               14,160           24,672
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
McMahan Securities Co. L.P.                          1,150,000            0.11%                    0           18,915
--------------------------------------------- ----------------- ---------------- -------------------- ----------------

--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Name                                             Aggregate       Percentage of   Common Stock Owned    Common Stock
                                                 Principal           LYONs       Prior to Conversion    Registered
                                              Amount of LYONs     Outstanding                             Hereby
                                                at Maturity
                                              that May be Sold
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Med America Insurance,
c/o Income Research and Management                   1,850,000            0.18%                    0           30,428
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Med American New York Insurance,
c/o Income Research and Management                   1,315,000            0.13%                    0           21,629
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Merrill Lynch Pierce Fenner & Smith Inc.            12,281,000            1.22%                    0          201,997
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Northern Income Equity Fund                          4,000,000            0.40%                    0           65,792
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Oppenheimer Convertible Securities Fund              7,000,000            0.70%                    0          115,136
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Physicians Life                                        314,000            0.03%                    0            5,164
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
PIMCO Convertible Fund                               1,000,000            0.10%                    0           16,448
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Principal Investors Fund, Inc. on
behalf of its Partners Large Cap Blend Fund             60,000            0.01%                    0              986
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Rhapsody Fund, LP                                   14,600,000            1.45%                    0          240,140
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Salomon Brothers Asset Management, Inc.                550,000            0.05%                    0            9,046
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Southern Farm Bureau Life Insurance                    870,000            0.09%                    0           14,309
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Starvest Managed Portfolio                              30,000            0.00%                    0              493
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
State of Florida, Division of Treasury               2,255,000            0.22%                    0           37,090
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
State of Mississippi Health Care Trust Fund            905,000            0.09%                    0           14,885
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Tokai Asia Limited                                  34,000,000            3.38%                    0          559,232
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Tufts Associated Health Plans,
c/o Income Research & Management                       650,000            0.06%                    0           10,691
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
University of Massachusetts,
c/o Income Research & Management                       130,000            0.01%                    0            2,138
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Vanguard Convertible Securities Fund, Inc.             495,000            0.05%                    0            8,141
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Victory Capital Management as Agent for the
Charitable Income Fund                                  85,000            0.01%                    0            1,398
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Victory Capital Management as Agent for the
Key Trust Fixed Income Fund                            130,000            0.01%                    0            2,138
--------------------------------------------- ----------------- ---------------- -------------------- ----------------

--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Name                                              Aggregate       Percentage of                          Common Stock
                                                  Principal            LYONs                              Registered
                                               Amount of LYONs     Outstanding                              Hereby
                                                 at Maturity
                                              that May be Sold
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Registered Shares Not Sold                         216,745,934           21.57%                             3,565,037
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Total Registered Shares Sold                       785,176,000           78.12%                            12,914,574
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
All Other Beneficial Holders                         3,078,066            0.31%                                50,628
--------------------------------------------- ----------------- ---------------- -------------------- ----------------
Total                                            1,005,000,000          100.00%                            16,530,240
--------------------------------------------- ----------------- ---------------- -------------------- ----------------